Exhibit 10.1

Execution Version

OBSERVER RIGHTS AGREEMENT

THIS OBSERVER RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of June 24, 2024 (the “Effective Date”), by and among Kinetik Holdings Inc., a Delaware corporation (the “Parent”), Kinetik Holdings LP, a Delaware limited partnership (“Purchaser”) and Durango Midstream LLC, a Colorado liability company (“Durango”). The Parent, Purchaser and their respective subsidiaries are herein referred to as the “Kinetik Entities,” and the Parent, Purchaser and Durango are herein referred to as the “Parties.”

RECITALS

WHEREAS, on May 9, 2024, the Parent entered into a Membership Interest Purchase Agreement (the “MIPA”) with Durango, pursuant to which Purchaser acquired all of the issued and outstanding membership interests of Durango Permian LLC, a Delaware limited liability company, and Durango will receive as consideration therefor common units of Purchaser (“OpCo Units”) and shares of Class C common stock, par value $0.0001 per share, of the Parent (“Class C Common Stock”); and

WHEREAS, in connection with the consummation of the transactions contemplated by the MIPA, on the Effective Date each of the Parent, Purchaser and Durango are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:

Section 1. Board Observer.

(a) For so long as Durango has the right to receive Deferred Consideration (as defined in the MIPA) and, upon issuance of the Deferred Consideration, until the date that Durango ceases to hold (i) at least 6,000,000 OpCo Units or 6,000,000 shares of Class C Common Stock (in each case, subject to appropriate adjustment in the event of any split, combination, reclassification, recapitalization or other similar event) or (ii) if such OpCo Units and shares of Class C Common Stock have been exchanged pursuant to the terms of the Third Amended and Restated Limited Partnership Agreement of Purchaser (as may be amended from time to time), at least 6,000,000 shares of Class A Common Stock, par value $0.0001 per share, of the Parent (subject to appropriate adjustment in the event of any split, combination, reclassification, recapitalization or other similar event), Durango shall have the right to appoint one (1) non-voting board observer (the “Board Observer”) to the board of directors of the Parent (the “Board of Directors”). Durango shall notify the Parent in writing of the name of any Board Observer prior to designating such Board Observer. The Parent shall have the right to approve any Board Observer, provided that such approval shall not be unreasonably withheld, conditioned or delayed with respect to any Board Observer that, at the time of designation by Durango, such person is an employee of a MSEP Person (as defined in the MIPA), Durango or any of its affiliates. Any Board Observer appointed pursuant to this Agreement shall enter into a board observer agreement with confidentiality obligations in the form attached hereto as Exhibit A. Durango shall have the right to remove and/or replace a Board

Observer at any time by providing written notice of such removal and/or replacement to the Parent. In no event shall the Board Observer (i) be deemed to be a member of the Board of Directors, (ii) without limitation of the obligations expressly set forth in this Agreement, have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Parent, Purchaser or their respective equity holders, affiliates and representatives, or (iii) have the right to vote on, or consent to, any matters presented to the Board of Directors or propose or offer any motions or resolutions to the Board of Directors. The presence of the Board Observer shall not be required for purposes of establishing a quorum at any meeting of the Board of Directors.

(b) The Parent shall provide the Board Observer (i) notice of the applicable meeting or action taken by written consent at the same time and in the same manner as notice is given to the directors, (ii) access to all materials and other information given to the directors in connection with such meetings or actions taken by written consent at the same time and in the same manner as such materials and information are furnished to the directors, and (iii) all rights to attend such meetings as are provided to directors. Notwithstanding the foregoing, the Board of Directors may exclude the Board Observer from the relevant portion of any meeting of the Board of Directors or any committee (and from receiving information provided to other directors) to the extent such information or meeting involves a matter that creates, or otherwise relates to, any conflicts of interest between Durango, its affiliates or the Board Observer, on the one hand, and the Kinetik Entities, on the other hand, or that would otherwise violate applicable law (provided that any such exclusion shall only apply to such portion of such material or meeting which would relate to the conflicts of interest). The Parent reserves the right to exclude the Board Observer from access to any materials, information or meeting or portion thereof if the Board of Directors determines, in its reasonable good faith discretion, that such access would cause the loss of the attorney-client privilege protection otherwise afforded to any such information or prevent the directors from engaging in attorney-client privileged communication (provided that any such exclusion shall only apply to such portion of such material or meeting which would be required to preserve such privilege). Durango shall not (x) exercise any control over Parent, Purchaser or their respective affiliates through the Board Observer, or (y) act or otherwise represent himself or herself as an employee of the Parent, Purchaser or their respective subsidiaries. The Parent shall notify the Board Observer if the Parent has withheld any such information or excluded such representative from any such meeting pursuant to the preceding sentence. The Board Observer shall not have any individual authority to assume or create any commitment or obligation on behalf of, or to bind, the Kinetik Entities.

Section 2. Miscellaneous.

(a) Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by the Parent, Purchaser or any of their respective affiliates or Durango or any of its affiliates set forth herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof (other than the MIPA, the Amended and Restated Bylaws of the Parent and the Third Amended and Restated Agreement of Limited Partnership of Purchaser).

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(b) Incorporation by Reference. The following sections of the MIPA are hereby incorporated by reference into this Agreement, mutatis mutandis: Section 1.02 (Rules of Construction), Section 11.06 (Waiver), Section 11.07 (Amendment), Section 11.10 (Invalid Provisions), Section 11.11 (Counterparts), Section 11.12 (Governing Law; Jurisdiction), Section 11.14 (Non-Recourse).

(c) Notices. All notices and demands provided for in this Agreement shall be in writing and shall be delivered to the following addresses:

If to any Kinetik Entity, as set forth below:

Kinetik Holdings Inc.

2700 Post Oak Blvd., Suite 300

Houston, TX 77056

Attention: General Counsel

Email: [*]; [*]

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attention: Robert Hughes; Scott Rubinsky

Email: [*]; [*]

If to Durango, as set forth below:

Durango Midstream LLC

10077 Grogans Mill Rd., Suite 300

The Woodlands, Texas 77380

Attn: Richard A. Cargile

Email: [*]

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1000 Louisiana Ave, Suite 5900

Houston, Texas 77002

Attn: Cliff W. Vrielink; Chris Folmsbee

Email: [*]; [*]

(d) Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any Party hereto without the prior written consent of each of the other Parties.

(e) Termination. This Agreement shall terminate and be of no further force and effect upon the earlier of (i) the date on which Durango, and its affiliates who are assigned this Agreement in accordance with clause (d) above, no longer have the right to appoint a Board Observer and (ii) such earlier date as the Parties may otherwise agree.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

KINETIK HOLDINGS INC.

By:	/s/ Jamie Welch
Name: Jamie Welch
Title: President and Chief Executive Officer

KINETIK HOLDINGS LP

By: Kinetik Holdings GP LLC, its general partner

By: Kinetik Holdings Inc., its sole manager

By:	/s/ Jamie Welch
Name: Jamie Welch
Title: President and Chief Executive Officer

Signature Page to Durango Observer Rights Agreement

DURANGO MIDSTREAM LLC, a Colorado limited liability company

By: Durango Investment Holdings LLC, its Manager

By:	/s/ Richard A. Cargile
Name: Richard A. Cargile
Title: President and Chief Executive Officer

Signature Page to Durango Observer Rights Agreement

Exhibit A

Form of Board Observer Agreement

[Omitted]